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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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
Date of report (Date of earliest event reported):  March 30, 2006     (March 30, 2006)
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                          Universal Display Corporation
       -----------------------------------------------------------------
                 (Exact Name of Registrant Specified in Charter)


   Pennsylvania                     1-12031                   23-2372688
   ------------                     -------                   ----------
  (State or Other              (Commission File            (I.R.S. Employer
  Jurisdiction of                   Number)               Identification No.)
  Incorporation)



        375 Phillips Boulevard
               Ewing, NJ                                      08618
-----------------------------------------               ----------------
(Address of Principal Executive Offices)                    (Zip Code)



       Registrant's telephone number, including area code: (609) 671-0980

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 3.02         UNREGISTERED SALES OF EQUITY SECURITIES.

Between the date of the Registrant's last periodic report and March 30, 2006, the Registrant issued an aggregate of 500,238 shares of its common stock upon the exercise of outstanding warrants. Among these shares were 335,272 shares issued to executive officers of the Registrant on March 30, 2006. On that date, the total number of shares issued since the Registrant's last periodic report surpassed, in the aggregate, 1% of the number of outstanding shares of the Registrant's common stock. All of the warrants had exercise prices of $4.125 per share and were set to expire on April 25, 2006 if not exercised by that date. The shares were issued in reliance on the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act") and, in the case of the shares issued to the Registrant's executive officers, in reliance on the exemption contained in Rule 506 under the Securities Act.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 UNIVERSAL DISPLAY CORPORATION



                                   By: /s/ Sidney D. Rosenblatt
                                       -----------------------------------------
                                       Sidney D. Rosenblatt
                                       Executive Vice President, Chief Financial
                                       Officer, Treasurer and Secretary



Dated: March 30, 2006